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                                                                   Exhibit 10.14

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                                    issued to

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group

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                                TABLE OF CONTENTS

 ARTICLE                                                                     PAGE
     I         Classes of Business Reinsured                                  1
    II         Commencement and Termination                                   1
   III         Territory (BRMA 51A)                                           3
    IV         Exclusions                                                     3
     V         Special Acceptances                                            7
    VI         Retention and Limit                                            7
   VII         Reinstatement                                                  8
  VIII         Definitions                                                    9
    IX         Annuities at Company's Option                                 11
     X         Claims                                                        12
    XI         Sunset                                                        12
   XII         Special Commutation                                           12
  XIII         Salvage and Subrogation                                       14
   XIV         Federal Terrorism Coverage                                    14
    XV         Reinsurance Premium                                           15
   XVI         Late Payments                                                 15
  XVII         Offset (BRMA 36A)                                             17
 XVIII         Access to Records (BRMA 1D)                                   17
   XIX         Liability of the Reinsurer                                    17
    XX         Net Retained Lines (BRMA 32E)                                 17
   XXI         Errors and Omissions                                          18
  XXII         Taxes (BRMA 50B)                                              18
 XXIII         Reserves and Letters of Credit                                18
  XXIV         Insolvency                                                    20
   XXV         Arbitration (BRMA 6J)                                         20
  XXVI         Service of Suit (BRMA 49C)                                    21
 XXVII         Entire Agreement                                              22
XXVIII         Governing Law (BRMA 71B)                                      22
  XXIX         Agency Agreement                                              22
   XXX         Intermediary                                                  22
               Schedule A

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                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                                    issued to

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group
             (hereinafter referred to collectively as the "Company")

                                       by

                   The Subscribing Reinsurer(s) Executing the
                     Interests and Liabilities Agreement(s)
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")

ARTICLE I - CLASSES OF BUSINESS REINSURED

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called "policies") in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Workers' Compensation, Employers Liability, including coverage provided under the U.S. Longshore and Harbor Workers' Compensation Act and the Jones Act, and General Liability business, subject to the terms, conditions and limitations set forth herein and in Schedule A attached to and forming part of this Contract.

ARTICLE II - COMMENCEMENT AND TERMINATION

A. This Contract shall become effective at 12:01 a.m., Local Standard Time, January 1, 2005, with respect to losses arising out of occurrences commencing at or after that time and date, and shall continue in force thereafter until terminated.

B. Either party may terminate this Contract on any December 31 by giving the other party not less than 90 days prior notice by certified or registered mail.

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C.    Notwithstanding the provisions of paragraph B above, the Company may terminate a Subscribing Reinsurer's percentage share in this Contract by giving 90 days prior written notice to the Subscribing Reinsurer in the event any of the following circumstances occur, or as clarified by public announcement as respects subparagraphs 1 through 7 below or upon discovery as respects subparagraph 8 below, effective retroactively to the start of the calendar quarter preceding such circumstance:

      1. The Subscribing Reinsurer's policyholders' surplus at the beginning of any contract year has been reduced by more than 20.0% of the amount of surplus 12 months prior to that date; or

      2. The Subscribing Reinsurer's policyholders' surplus at any time during any contract year has been reduced by more than 20.0% of the amount of surplus at the date of the Subscribing Reinsurer's most recent financial statement filed with regulatory authorities and available to the public as of the beginning of the contract year; or

      3. The Subscribing Reinsurer's A.M. Best's rating has been assigned or downgraded below A- (inclusive of "Not Rated" ratings) and/or Standard & Poor's rating has been assigned or downgraded below BBB+ (inclusive of "Not Rated" ratings); or

      4. The Subscribing Reinsurer has become merged with, acquired by or controlled by any other company, corporation or individual(s) not controlling the Subscribing Reinsurer's operations previously; or

      5. A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

      6. The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

      7. The Subscribing Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent; or

      8. The Subscribing Reinsurer has ceased assuming new and renewal treaty reinsurance business.

D. Unless the Company elects that the Reinsurer have no liability for losses arising out of occurrences commencing after the effective date of termination, and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months plus odd time (not exceeding 18 months in all) following the effective date of termination.

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ARTICLE III - TERRITORY (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company's policies.

ARTICLE IV - EXCLUSIONS

A.    This Contract does not apply to and specifically excludes the following:

      1.    Lines of business not identified in Article I.

      2.    All excess of loss reinsurance assumed by the Company.

      3. Reinsurance assumed by the Company under obligatory reinsurance agreements, except:

            a. Agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date; and

            b. Intercompany reinsurance between any of the reinsured companies under this Contract.

      4. Business written by the Company on a co-indemnity basis where the Company is not the controlling carrier.

      5. Business written to apply in excess of a deductible of more than $25,000, and business issued to apply specifically in excess over underlying insurance. However, if the Company is required, by any state regulation, to provide a deductible of more than $25,000, this exclusion shall not apply.

      6. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Liability - Reinsurance (U.S.A.)" attached to and forming part of this Contract.

      7. As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority. This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the Fifty States of the Union, the District of Columbia, and including bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies containing a standard war or hostilities or warlike operations exclusion clause.

      8. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, but this exclusion shall not apply to Assigned Risk Plans or similar plans.

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      9.    All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      10. Workers' Compensation where the principal exposures, as defined by the governing class code, include:

            a. Operation of aircraft but only if the annual estimated policy premium is $250,000 or more;

            b.    Railroad, subway, or street railway operations;

            c.    Operation or navigation of vessels or barges;

            d. Manufacture, production, or refining of gas, natural or artificial fuel, or other liquefied petroleum fuel, but only if the annual estimated policy premium is $250,000 or more;

            e. Manufacturing, assembly, packing, or processing of fireworks, fuses, nitroglycerine, magnesium, pyroxylin, ammunition, or explosives. This exclusion does not apply to the assembly, packing, or processing of explosives when the estimated annual premium is under $250,000;

            f. Wrecking or demolition of structures but only if the annual estimated policy premium is $250,000 or more;

            g.    Underground mining.

      11. As respects Workers' Compensation and Employers' Liability only, unless otherwise excluded as set forth above, the reinsurance provided under this Contract shall not apply to any loss, cost or expense arising out of or related to, either directly or indirectly, any "terrorist activity," as defined herein, but this exclusion shall only apply when the activity includes, involves, or is associated with the use of any biological, chemical, radioactive, or nuclear agent, material, device or weapon, or when the predominant business of the policyholder as defined by the governing class code is:

            a. The operation of: airports and aircraft; flight schools; bridges, dams, tunnels, or locks; department stores; shopping malls; chain retail stores; casinos and casino hotels; cruise lines; railroads; ports/public transit authorities; security services; stadiums; convention/exhibition centers; or theme/amusement parks.

            b. The manufacture and distribution of: automobiles; chemicals, petrochemicals, pharmaceuticals; utilities (electric, gas, water, and sewer); major

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                  defense/aerospace products; or, high-tech equipment, but only if the policyholder employs more than 20 personnel at the location of a terrorist activity at the time of its occurrence.

            c. The management or operation of the following type of structures, but only if greater than 25 stories in height: apartments/condominiums/co-ops; hotels/motels; or office buildings.

            d. Businesses primarily engaged in the entertainment, media, or transportation industry limited to the following: major media providers (NBC, FOX, ABC, CBS, etc.); television and motion picture studios; Broadway theaters; major internet companies (AOL, Yahoo, etc.); professional sports teams; major telecommunications companies (AT&T, Worldcom/MCI, etc.); national truck rental companies (Ryder, Penske, UHaul, etc.); or major national motor freight common carriers (J.B. Hunt, Red Arrow, etc.).

            e. Policyholders primarily located in, or predominantly doing business as: hospitals; universities; nuclear facilities; financial institutions; or governmental buildings and national landmarks.

            "Terrorist activity" shall mean any deliberate, unlawful act that:

            a. Is declared by any authorized government official to be or to involve terrorism, terrorist activity or acts of terrorism; or

            b. Includes, involves, or is associated with the use or threatened use of force, violence or harm against any person, tangible or intangible property, the environment, or any natural resources, where the act or threatened act is intended, in whole or in part, to:

                  i. Promote or further any political, ideological, philosophical, racial, ethnic, social or religious cause or objective of the perpetrator or any organization, association or group affiliated with the perpetrator; or

                  ii. Influence, disrupt or interfere with any government related operations, activities or policies; or

                  iii. Intimidate, coerce or frighten the general public or any segment of the general public; or

                  iv. Disrupt or interfere with a national economy or any segment of a national economy; or

            c. Includes, involves, or is associated with, in whole or in part, any of the following activities, or the threat thereof:

                  i. Hijacking or sabotage of any form of transportation or conveyance, including but not limited to spacecraft, satellite, aircraft, train, vessel, or motor vehicle;

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                  ii.   Hostage taking or kidnapping;

                  iii. The use of any bomb, incendiary device, explosive or firearm;

                  iv. The interference with or disruption of basic public or commercial services and systems, including but not limited to the following services or systems: electricity, natural gas, power, postal, communications, telecommunications, information, public transportation, water, fuel, sewer or waste disposal;

                  v. The injuring or assassination of any elected or appointed government official or any government employee;

                  vi. The seizure, blockage, interference with, disruption of, or damage to any government buildings, institutions, functions, events, tangible or intangible property or other assets; or

                  vii. The seizure, blockage, interference with, disruption of, or damage to tunnels, roads, streets, highways, or other places of public transportation or conveyance.

            d. Any of the activities listed in subparagraph c, above, shall be considered terrorist activity except where the Company can demonstrate to the Reinsurer that the foregoing activities or threats thereof were motivated solely by personal objectives of the perpetrator that are unrelated, in whole or in part, to any intention to:

                  i. Promote or further any political, ideological, philosophical, racial, ethnic, social or religious cause or objective of the perpetrator or any organization, association or group affiliated with the perpetrator;

                  ii. Influence, disrupt or interfere with any government-related operations, activities or policies;

                  iii. Intimidate, coerce or frighten the general public or any segment of the general public; or

                  iv. Disrupt or interfere with a national economy or any segment of a national economy.

      12. As respects General Liability policies, exposures, other than those identified below, as included in the General Liability section of the Company's Commercial Lines Manual:

            a.    Class 97111 - Logging;

            b.    Class 58873 - Sawmill;

            c.    Class 59984 - Woodyard and Drivers;

            d.    Class 95410 - Grading of Land;

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            e.    Class 45819 - Lumber Yard;

            f.    Class 10073 - Repair Shops and Drivers;

            g.    Class 43822 - Timber Cruiser;

            h.    Class 99793 - Truckman Not Otherwise Classified;

            i. Class 91591 - Contractors - Subcontracted Work Other Than Construction;

            j.    Class 49452 - Vacant Land.

B. Any exclusion set forth in subparagraphs 10 and/or 12 of paragraph A shall be waived automatically when, in the opinion of the Company, the exposure excluded therein is incidental to the principal exposure on the risk in question.

C. If the Company is bound, without the knowledge and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in subparagraphs 10 and/or 12 of paragraph A, the exclusion shall be suspended with respect to such business until the Company has the first opportunity to cancel the policy in compliance with governmental requirements.

D. If the Company is required to accept an assigned risk which conflicts with one or more of the exclusions set forth in subparagraph 10 of paragraph A, reinsurance shall apply, but only for the difference between the Company's retention and the minimum limit required by the applicable state statute, and in no event shall the Reinsurer's liability exceed the limit set forth in Article VI.

ARTICLE V - SPECIAL ACCEPTANCES

From time to time the Company may request a special acceptance of reinsurance falling outside the scope of the provisions set forth herein. As respects each layer of this Contract separately, if each Subscribing Reinsurer whose share in the interests and liabilities of the Reinsurer is 20.0% or greater agrees to a special acceptance, such special acceptance shall be binding on all Subscribing Reinsurers with respect to their respective shares of each such layer. In the event agreement is not achieved, such special acceptance shall be made to a layer or layers of this Contract only with respect to the interests and liabilities of each Subscribing Reinsurer on such layer or layers who agrees to such special acceptance. In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder.

ARTICLE VI - RETENTION AND LIMIT

A. As respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of ultimate net loss, shown as "Company's Retention" for that excess layer in Schedule A attached hereto, arising out of

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      each occurrence. The Reinsurer shall then be liable, as respects each excess layer, for the amount by which such ultimate net loss exceeds the Company's applicable retention, but the liability of the Reinsurer under each excess layer shall not exceed the amount shown as "Reinsurer's Per Occurrence Limit" for that excess layer in Schedule A attached hereto, as respects any one occurrence.

B. The Company's ultimate net loss, for the purpose of this Contract, shall be deemed to be a maximum of $5,000,000 any one life.

C. The Company shall be permitted to carry excess of loss and quota share reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

D. The Company shall be permitted to carry excess of loss reinsurance applying to Workers' Compensation risks in the State of Minnesota, recoveries under which shall inure to the benefit of this Contract.

      Such coverage shall be provided through the Minnesota Workers' Compensation Reinsurance Association. It is understood that the liability of the Reinsurer for Minnesota Workers' Compensation risks is not released.

      In the event the Company accrues liability that is not provided by any inuring reinsurance, for whatever reason, the Reinsurer agrees to reinsure such excess liability.

E. In the event this Contract is terminated on a "runoff" basis, additional reinstatement coverage shall be negotiated on or prior to the effective date of termination.

ARTICLE VII - REINSTATEMENT

A. In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the occurrence commences hereon. For each amount so reinstated the Company agrees to pay additional premium equal to the product of the following:

      1. The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

      2. The earned reinsurance premium for the excess layer reinstated for the contract year (exclusive of reinstatement premium).

B. Whenever the Company requests payment by the Reinsurer of any loss under any excess layer hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer for that excess layer. If the earned reinsurance premium for any excess layer for the contract year has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due for that excess layer shall be based on the annual deposit premium for that excess layer and shall be readjusted when the earned reinsurance premium for that excess layer for the contract year has been finally


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      determined. Any reinstatement premium shown to be due the Reinsurer for any excess layer as reflected by any such statement (less prior payments, if any, for that excess layer) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss for that excess layer. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company's statement.

C. Notwithstanding anything stated herein, the liability of the Reinsurer under any excess layer of reinsurance coverage provided by this Contract shall not exceed any of the following:

      1. The amount, shown as "Reinsurer's Per Occurrence Limit" for that excess layer in Schedule A attached hereto, as respects loss or losses arising out of any one occurrence; or

      2. The amount, shown as "Reinsurer's Annual Limit" for that excess layer in Schedule A attached hereto, in all during the contract year.

ARTICLE VIII - DEFINITIONS

A. "Ultimate net loss" as used herein is defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and any loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained.

B. "Loss in excess of policy limits" and "extra contractual obligations" as used herein shall be defined as follows:

      1. "Loss in excess of policy limits" shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company's policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

      2. "Extra contractual obligations" shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all

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            circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

      If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

      Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. "Occurrence" as used herein is defined as an accident or occurrence or a series of accidents or occurrences arising out of or caused by one event, except that:

      1. As respects General Liability policies where the Company's limit of liability for Products and Completed Operations coverages is determined on the basis of the insured's aggregate losses during a policy period, all such losses proceeding from or traceable to the same causative agency shall, at the Company's option, be deemed to have been caused by one occurrence commencing at the beginning of the policy period, it being understood and agreed that each renewal or annual anniversary date of the policy involved shall be deemed the beginning of a new policy period;

      2. Each occupational disease case or cumulative trauma case contracted by an employee of an insured shall be deemed to have been caused by a separate occurrence commencing on:

            a. The date of disability for which compensation is payable if the case is compensable under the Workers' Compensation Law;

            b. The date disability due to the disease actually began if the case is not compensable under the Workers' Compensation Law;

            c. The date of cessation of employment if claim is made after employment has ceased.

      3. Notwithstanding the provisions of subparagraph 2 above, as respects losses resulting from occupational disease or cumulative trauma suffered by employees of an insured for which the employer is liable, as a result of a sudden and accidental event not exceeding 72 hours in duration, all such losses shall be considered one occurrence and may be combined with losses classified as other than occupational disease or cumulative trauma which arise out of the same event and the combination of such losses shall be considered as one occurrence within the meaning hereof.

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D.    "Occupational disease" or industrial disease is any abnormal condition that fulfills all of the following conditions:

      1. It is not traceable to a definite compensable accident occurring during the employee's past or present employment.

      2. It has been caused by exposure to a disease producing agent or agents present in the workers' occupational environment.

      3.    It has resulted in disability or death.

E. "Cumulative trauma" is an injury that fulfills all of the following conditions:

      1. It is not traceable to a definite compensable accident occurring during the employee's past or present employment.

      2. It has occurred from and has been aggravated by a repetitive employment related activity.

      3.    It has resulted in disability or death.

F. "Loss adjustment expense" as used herein shall mean expenses allocable to the investigation, defense and/or settlement of specific claims, including litigation expenses, interest on judgments, declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, and salaries and expenses of salaried adjusters associated with claims covered under policies of the Company reinsured hereunder but not including office expenses or salaries of the Company's regular employees.

G. "Contract year" as used in this Contract shall mean the period from January 1, 2005 to December 31, 2005, both days inclusive, and each respective 12-month period thereafter that this Contract continues in force. However, if this Contract is terminated, the final contract year shall be from the beginning of the then current contract year through the date of termination if this Contract is terminated on a "cutoff" basis, or the end of the runoff period if this Contract is terminated on a "runoff" basis.

ARTICLE IX - ANNUITIES AT COMPANY'S OPTION

A. Whenever the Company is required, or elects, to purchase an annuity or to negotiate a structured settlement, either in satisfaction of a judgment or in an out-of-court settlement or otherwise, the cost of the annuity or the structured settlement, as the case may be, shall be deemed part of the Company's ultimate net loss.

B. The terms "annuity" or "structured settlement" shall be understood to mean any insurance policy, lump sum payment, agreement or device of whatever nature resulting in the payment of a lump sum by the Company in settlement of any or all future liabilities which may attach to it as a result of an occurrence.

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C.    In the event the Company purchases an annuity which inures in whole or in part to the benefit of the Reinsurer, it is understood that the liability of the Reinsurer is not released thereby. In the event the Company is required to provide benefits not provided by the annuity for whatever reason, the Reinsurer shall pay its proportional share of any loss.

ARTICLE X - CLAIMS

A. Whenever a claim is reserved by the Company for an amount greater than 50.0% of its retention hereunder and/or whenever a claim appears likely to result in a claim under this Contract, the Company shall notify the Reinsurer. Further, the Company shall notify the Reinsurer whenever a claim involves a fatality, major limb amputation, spinal cord damage, brain damage, blindness or extensive burns, regardless of liability, if the policy limits or statutory benefits applicable to the claim are greater than the Company's retention hereunder. The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.

B. All claim settlements made by the Company, provided they are within the terms of this Contract (including but not limited to ex-gratia payments), shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of satisfactory evidence of the amount paid by the Company.

ARTICLE XI - SUNSET

Ten years after the effective date of termination of this Contract (or after the end of the runoff period, if applicable), the Company shall advise the Reinsurer of any outstanding claims and/or occurrences (each hereinafter referred to as a "claim") arising during any contract year, which have not been finally settled and which may cause a recovery under this Contract. Unless mutually agreed, no liability shall attach hereunder for any claim not reported to the Reinsurer within 90 days following the 10-year period.

ARTICLE XII - SPECIAL COMMUTATION

A. In the event a Subscribing Reinsurer meets the following conditions, the Company may require a commutation of that portion of any excess loss hereunder represented by any outstanding claim or claims, including any related loss adjustment expense.

      1. The Subscribing Reinsurer's A.M. Best's rating has been assigned or downgraded below A- (inclusive of "Not Rated" ratings) and/or Standard & Poor's rating has been assigned or downgraded below BBB+ (inclusive of "Not Rated" ratings); or

      2. The Subscribing Reinsurer has ceased assuming new and renewal property and casualty treaty reinsurance business.

      "Outstanding claim or claims" shall be defined as known or unknown claims, including any billed yet unpaid claims. However, unless otherwise mutually agreed, this paragraph shall not apply unless the outstanding claim or claims is for an amount not less than $5,000.

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B.    If the Company elects to require commutation as provided in paragraph A above, the Company shall submit a Statement of Valuation of the outstanding claim or claims as of the last day of the month immediately preceding the month in which the Company elects to require commutation, as determined by the Company. Such Statement of Valuation shall include the elements considered reasonable to establish the excess loss and shall set forth or attach the information relied upon by the Company and the methodology employed to calculate the excess loss. The Subscribing Reinsurer shall then pay the amount requested within 30 calendar days of receipt of such Statement of Valuation, unless the Subscribing Reinsurer needs additional information from the Company to assess the Company's Statement of Valuation or contests such amount.

C. If the Subscribing Reinsurer needs additional information from the Company to assess the Company's Statement of Valuation or contests the amount requested, the Subscribing Reinsurer shall so notify the Company within 15 calendar days of receipt of the Company's Statement of Valuation. The Company shall supply any reasonably requested information to the Subscribing Reinsurer within 15 calendar days of receipt of the notification. Within 30 calendar days of the date of the notification or of the receipt of the information, whichever is later, the Subscribing Reinsurer shall provide the Company with its Statement of Valuation of the outstanding claim or claims as of the last day of the month immediately preceding the month in which the Company elects to require commutation, as determined by the Subscribing Reinsurer. Such Statement of Valuation shall include the elements considered reasonable to establish the excess loss and shall set forth or attach the information relied upon by the Subscribing Reinsurer and the methodology employed to calculate the excess loss.

D. In the event the Subscribing Reinsurer's Statement of Valuation of the outstanding claim or claims is viewed as unacceptable to the Company, the Company may either abandon the commutation effort, or may seek to settle any difference by using an independent actuary agreed to by the parties.

E. If the parties cannot agree on an acceptable independent actuary within 15 calendar days of the date of the Subscribing Reinsurer's Statement of Valuation, then each party shall appoint an actuary as party arbitrators for the limited and sole purpose of selecting an independent actuary. If the actuaries cannot agree on an acceptable independent actuary within 15 calendar days of the date of the Subscribing Reinsurer's Statement of Valuation, the Company shall supply the Subscribing Reinsurer with a list of at least three proposed independent actuaries, and the Subscribing Reinsurer shall select the independent actuary from that list.

F. Upon selection of the independent actuary, both parties shall present their respective written submissions to the independent actuary. The independent actuary may, at his or her discretion, request additional information. The independent actuary shall issue his or her decision within 45 calendar days after the written submissions have been filed and any additional information has been provided.

G. The decision of the independent actuary shall be final and binding. The expense of the independent actuary shall be equally divided between the two parties. For the purposes of

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      this Article, unless mutually agreed otherwise, an "independent actuary"
      shall be an actuary who satisfies each of the following criteria:

      1. Is regularly engaged in the valuation of claims resulting from lines of business subject to this Contract; and

      2. Is either a Fellow of the Casualty Actuarial Society or of the American Academy of Actuaries; and

      3.    Is disinterested and impartial regarding this commutation.

H. Notwithstanding paragraph A, B and C above, in the event that the Subscribing Reinsurer no longer meets the conditions set forth in subparagraph 1 or 2 in paragraph A above, this commutation may continue on a mutually agreed basis.

I. Payment by the Subscribing Reinsurer of the amount requested in accordance with paragraph B, C or F above, shall release the Subscribing Reinsurer from all further liability for outstanding claim or claims, known or unknown, under this Contract, which shall release the Company from all further liability for payments of salvage or subrogation amounts, known or unknown, to the Subscribing Reinsurer under this Contract.

J. In the event of any conflict between this Article and any other Article of this Contract, the terms of this Article shall control.

K.    This Article shall survive the termination of this Contract.

ARTICLE XIII - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) or subrogation on account of claims and settlements involving reinsurance hereunder. Salvage or subrogation thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation where it is economically reasonable in the judgment of the Company, relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE XIV - FEDERAL TERRORISM COVERAGE

A. Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002 (the "Terrorism Act") as a result of occurrences commencing during the contract year shall inure to the benefit of this Contract in the proportion that the Company's insured losses (as defined in the Terrorism Act) in that occurrence under policies reinsured under this Contract bear to the Company's total insured losses in that occurrence.

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B.    If a loss reimbursement received by the Company under the Terrorism Act is based on the Company's insured losses in more than one occurrence and the United States Government does not designate the amount allocable to each occurrence, the reimbursement shall be prorated in the proportion that the Company's insured losses in each occurrence bear to the Company's total insured losses arising out of all occurrences to which the recovery applies.

ARTICLE XV - REINSURANCE PREMIUM

A. As premium for each excess layer of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer the greater of the following:

      1. The amount, shown as "Annual Minimum Premium" for that excess layer in Schedule A attached hereto (or a pro rata portion thereof if the contract year is less than 12 months); or

      2. The percentage, shown as "Premium Rate" for that excess layer in Schedule A attached hereto, of the Company's net earned premium for the contract year.

B. The Company shall pay the Reinsurer a deposit premium for each excess layer of the amount, shown as "Annual Deposit Premium" for that excess layer in Schedule A attached hereto, in four equal installments of the amount, shown as "Quarterly Deposit Premium" for that excess layer in Schedule A attached hereto, on January 1, April 1, July 1 and October 1 of each contract year (except the runoff contract year, if any). However, if this Contract is terminated, no deposit premium installments shall be due after the effective date of termination.

C. Within 60 days after the end of each contract year (or within 60 days after the effective date of termination if this Contract is terminated on a "runoff" basis), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each excess layer, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company for each excess layer shall be remitted promptly.

D. In the event this Contract is terminated on a "runoff" basis, the deposit premium shall be calculated by multiplying the unearned portion of premium in force at the effective date of termination by the percentage, shown as "Premium Rate" for that excess layer in Schedule A attached hereto, and paid semi-annually.

E. "Net earned premium" as used herein is defined as the Company's gross earned premium collected on the classes of business subject to this Contract, less only the earned portion of premiums, if any, ceded by the Company for reinsurance which inures to the benefit of this Contract and less dividends incurred.

ARTICLE XVI - LATE PAYMENTS

A. The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

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B.    In the event any premium, loss or other payment due either party is not received by the intermediary named in Article XXX (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due, may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

      1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

      2. 1/365ths of the sum of 400 basis points plus the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

      3.    The amount past due, including accrued interest.

      It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C. The establishment of the due date shall, for purposes of this Article, be determined as follows:

      1. As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

      2. Any claim or loss payment due the Company hereunder shall be deemed due 45 business days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 45 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

      3. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of paragraph C above, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days following transmittal of written notification that the provisions of this Article have been invoked.

      For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D. Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any

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      arbitration or other proceeding in accordance with the provisions of this
      Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E. Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

ARTICLE XVII - OFFSET (BRMA 36A)

The Company and the Reinsurer may offset any balance or amount due from one party to the other under this Contract or any other contract heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. This provision shall not be affected by the insolvency of either party to this Contract.

ARTICLE XVIII - ACCESS TO RECORDS (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

ARTICLE XIX - LIABILITY OF THE REINSURER

A. The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company's policies and any endorsements thereon.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE XX - NET RETAINED LINES (BRMA 32E)

A. This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

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B.    The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE XXI - ERRORS AND OMISSIONS

Except as provided in Article XI, inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE XXII - TAXES (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XXIII - RESERVES AND LETTERS OF CREDIT

[Applies only to a reinsurer which does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves, which is or becomes rated "B++" or lower by A.M. Best (inclusive of "Not Rated" ratings) and/or Standard & Poor's rating is or becomes "BBB+" or lower (inclusive of "Not Rated" ratings.)]

A. As regards policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves with regards to unauthorized reinsurers; or, should the Reinsurer be downgraded, the method of funding shall be mutually agreed.

B. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank meeting the NAIC Securities Valuation Office credit standards for issuers of Letters of Credit and containing provisions acceptable to the insurance regulatory authorities

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      having jurisdiction over the Company's reserves in an amount equal to the
      Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall contain an "evergreen" clause, which automatically extends the term for one year from its date of expiration or any future expiration date unless thirty (30) days (sixty (60) days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

      1. To reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

      2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Contract, if so requested by the Reinsurer;

      3. To fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

      4. To pay the Reinsurer's share of any other amounts the Company claims are due under this Contract.

D. In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for subparagraphs 1 or 3, or in the case of subparagraph 4, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

F. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

      1. If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

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      2.    If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

ARTICLE XXIV - INSOLVENCY

A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by
      Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

ARTICLE XXV - ARBITRATION (BRMA 6J)

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall

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      be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E. Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

ARTICLE XXVI - SERVICE OF SUIT (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

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B.    Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXVII - ENTIRE AGREEMENT

This written Contract constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract will be made by amendment to this Contract and signed by the parties.

ARTICLE XXVIII - GOVERNING LAW (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Louisiana.

ARTICLE XXIX - AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE XXX - INTERMEDIARY

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications relating thereto (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

DeRidder, LA, this 20th day of April in the year 2005.

                             /s/ Allan E. Farr
                             ------------------------------------------------
                             American Interstate Insurance Company
                             American Interstate Insurance Company of Texas Silver Oak Casualty, Inc.

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

                                   SCHEDULE A

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                                    issued to

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group

                                            FIRST
               EXCESS                      EXCESS               SECOND
--------------------------------         -----------         -----------
Company's Retention                      $10,000,000         $10,000,000

Reinsurer's Per Occurrence Limit         $10,000,000         $20,000,000

Reinsurer's Annual Limit                 $20,000,000         $20,000,000

Annual Minimum Premium                   $   648,000         $   440,000

Premium Rate                                  0.300%               0.204%

Annual Deposit Premium                   $   810,000         $   550,000

Quarterly Deposit Premium                $   202,500         $   137,500

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

Schedule A

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE (U.S.A.) (Approved by Lloyd's Underwriters' Fire and Non-Marine Association)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

      LIMITED EXCLUSION PROVISION.*

      I. It is agreed that the policy does not apply under any liability coverage, to

                (injury, sickness, disease, death or destruction
                (bodily injury or property damage

            with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

      II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

      III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

            (a)   become effective on or after 1st May, 1960, or

            (b) become effective before that date and contain the Limited Exclusion Provision set out above;

            provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)   Except for those classes of policies specified in Clause II of paragraph
      (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

            Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

      shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

      BROAD EXCLUSION PROVISION.*

      It is agreed that the policy does not apply:

       I.    Under any Liability Coverage to

                  (injury, sickness, disease, death or destruction (bodily injury or property damage

            (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

            (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or
                  (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

      II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to

            (immediate medical or surgical relief
            (first aid,

            to expenses incurred with respect to

            (bodily injury, sickness, disease or death
            (bodily injury

            resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

    III.    Under any Liability Coverage to

                  (injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material, if

            (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

            (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

            (c)   the

                        (injury, sickness, disease, death or destruction (bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to

                        (injury to or destruction of property at such nuclear facility
                        (property damage to such nuclear facility and any property thereat.

      IV.   As used in this endorsement:

            "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

            (a)   any nuclear reactor,

            (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling processing or packaging waste,

            (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

            (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

                  (With respect to injury to or destruction of property, the word "injury" or "destruction,"

                  ("property damage" includes all forms of radioactive contamination of property,

                  (includes all forms of radioactive contamination of property.

      V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

                  (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

                  (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

-----------------

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67
N.M.A. 1590

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                                    issued to

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group


               First Workers' Compensation Catastrophe Reinsurance

               REINSURERS                                 PARTICIPATIONS

IOA RE, Inc.
  (for Catlin Insurance Company Ltd.)                        10.0%
Platinum Underwriters Reinsurance, Inc.                      10.0

THROUGH BENFIELD LIMITED
Lloyd's Underwriters and Companies
  Per Signing Schedule(s)                                    80.0

TOTAL                                                       100.0%


              Second Workers' Compensation Catastrophe Reinsurance

               REINSURERS                                 PARTICIPATIONS

Chubb Re, Inc.
  (for Federal Insurance Company)                            20.0%
IOA RE, Inc.
  (for Catlin Insurance Company Ltd.)                        10.0
Platinum Underwriters Reinsurance, Inc.                      10.0

THROUGH BENFIELD LIMITED
Lloyd's Underwriters and Companies
  Per Signing Schedule(s)                                    60.0

TOTAL                                                       100.0%

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                            Federal Insurance Company
                              Indianapolis, Indiana
                                     through
                                 Chubb Re, Inc.
                            Bernardsville, New Jersey
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                         issued to and duly executed by

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group


The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above:

                0%  of the First Workers' Compensation Catastrophe Reinsurance
             20.0%  of the Second Workers' Compensation Catastrophe Reinsurance

This Agreement shall become effective at 12:01 a.m., Local Standard Time, January 1, 2005, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Bernardsville, New Jersey, this 1st day of March in the year 2005.

               /s/ William Pentony
               ---------------------------------------------------------------
               Chubb Re, Inc. (for and on behalf of Federal Insurance Company)

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                          Catlin Insurance Company Ltd.
                                Hamilton, Bermuda
                                       by
                                  IOA RE, Inc.
                           East Norriton, Pennsylvania
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                         issued to and duly executed by

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group


The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above:

             10.0% of the First Workers' Compensation Catastrophe Reinsurance 10.0% of the Second Workers' Compensation Catastrophe Reinsurance

This Agreement shall become effective at 12:01 a.m., Local Standard Time, January 1, 2005, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

East Norriton, Pennsylvania, this 16th day of February in the year 2005.

                             /s/ William Reichert
                             --------------------------------------------------
                             IOA RE, Inc. (for and on behalf of
                             Catlin Insurance Company Ltd.)

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                     Platinum Underwriters Reinsurance, Inc.
                               Baltimore, Maryland
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                         issued to and duly executed by

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group


The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above:

             10.0% of the First Workers' Compensation Catastrophe Reinsurance 10.0% of the Second Workers' Compensation Catastrophe Reinsurance

This Agreement shall become effective at 12:01 a.m., Local Standard Time, January 1, 2005, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

New York, New York, this 11th day of March in the year 2005.

                             /s/ Michael Smiley
                             -------------------------------------------------
                             Platinum Underwriters Reinsurance, Inc.

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                     Certain Underwriting Members of Lloyd's
                 shown in the Signing Schedules attached hereto
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                         issued to and duly executed by

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group


The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above:

             60.0% of the First Workers' Compensation Catastrophe Reinsurance 40.0% of the Second Workers' Compensation Catastrophe Reinsurance

This Agreement shall become effective at 12:01 a.m., Local Standard Time, January 1, 2005, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer's obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Schedules attached hereto.

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                           Certain Insurance Companies
                shown in the Signing Schedule(s) attached hereto
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                WORKERS' COMPENSATION CATASTROPHE EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2005

                         issued to and duly executed by

                      American Interstate Insurance Company
                               DeRidder, Louisiana
                 American Interstate Insurance Company of Texas
                                  Austin, Texas
                            Silver Oak Casualty, Inc.
                               DeRidder, Louisiana
                                       and
                 any other insurance companies which are now or
          hereafter come under the ownership, control or management of
                            Amerisafe Insurance Group


The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above:

             20.0% of the First Workers' Compensation Catastrophe Reinsurance 20.0% of the Second Workers' Compensation Catastrophe Reinsurance

This Agreement shall become effective at 12:01 a.m., Local Standard Time, January 1, 2005, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer's obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Schedule(s) attached hereto.